UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 28, 2007

TRANSMONTAIGNE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32505	34-2037221
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1670 Broadway, Suite 3100, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-626-8200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

On December 28, 2007, TransMontaigne Partners L.P. entered into, and on December 31, 2007 consummated the transactions contemplated by, a Facilities Sale Agreement (the “Facilities Sale Agreement”) with a wholly owned subsidiary of TransMontaigne Inc. (“TMG”).  In accordance with the terms of the Facilities Sale Agreement, we acquired 21 refined petroleum products terminaling facilities and associated real property, improvements, easements, licenses and permits along the Colonial and Plantation Pipelines (“Southeast Terminals”) from TMG for an aggregate purchase price of approximately $125 million. The terminaling facilities have aggregate active storage capacity of approximately 9 million barrels.  We borrowed approximately $125 million under our existing Amended and Restated Senior Secured Credit Facility (the “Credit Facility”) to finance the acquisition, as discussed in more detail in Item 2.03 of this report.  The transaction was approved by the conflicts committee of the board of directors of our general partner.  In approving the transaction, the conflicts committee considered the written opinion of its financial advisor, Stifel, Nicolaus & Company, Incorporated, that, as of the date of the opinion and based upon and subject to the matters set forth in the opinion, the purchase price to be paid for the Southeast Terminals in the transaction was fair, from a financial point of view, to TransMontaigne Partners L.P.

TMG has agreed to indemnify us through December 31, 2012, against certain potential environmental liabilities associated with the operation of the Southeast Terminals that occurred on or prior to December 31, 2007.  Our environmental losses must first exceed $250,000 and TMG’s indemnification obligations are capped at $15 million, which cap amount does not apply to any environmental liabilities known to exist as of December 31, 2007.  In addition to the environmental indemnification obligations, TMG has agreed to indemnify us for any losses attributable to any breach of its representations, warranties or covenants, any retained liabilities, or any excluded assets provided that indemnifiable losses must first exceed $500,000 and total indemnification is generally limited to $15 million.  We have agreed to indemnify TMG for any losses attributable to any breach of our representations, warranties or covenants or the post-closing operations of the Southeast Terminals, including any environmental liabilities occurring after December 31, 2007, to the extent not subject to TMG’s indemnification obligations.

In connection with the acquisition of the Southeast Terminals, we entered into a terminaling services agreement with Morgan Stanley Capital Group Inc. (“Morgan Stanley Capital Group”).  The terminaling services agreement commences on January 1, 2008 and has a seven-year term expiring on December 31, 2014, subject to a seven-year renewal option at the election of Morgan Stanley Capital Group. Under this agreement, Morgan Stanley Capital Group has agreed to throughput a volume of refined product that will result in minimum throughput payments to us of approximately $31 million for the contract year ending December 31, 2008, with stipulated annual increases in throughput fees each contract year thereafter.  During the initial term, but not any renewal term, Morgan Stanley Capital Group has an exclusive right to utilize any tanks that may be constructed, refurbished or placed into operation at our Collins/Purvis terminal located in Collins, Mississippi.  Any construction or refurbishment at the Collins/Purvis terminal will be undertaken only upon the mutual written agreement of the parties.

Concurrently with the execution of the Facilities Sale Agreement, we amended and restated the omnibus agreement between TMG, TransMontaigne Partners L.P. and certain of our affiliates to increase the administrative fee payable to TMG from approximately $7.0 million to $10.0 million and increase the insurance reimbursement payable to TMG from approximately $1.7 million to $2.9 million.  The increase in the administrative fee and insurance reimbursement reflects an allocation of the additional costs expected to be incurred by TMG for providing management, legal, accounting and tax services for, and insurance on, the Southeast Terminals on our behalf.

The description of the Facilities Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the Facilities Sale Agreement filed as Exhibit 2.1 to this report, and incorporated herein by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.01.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 31, 2007, we borrowed approximately $125 million under the Credit Facility, to purchase the Southeast Terminals from TMG.  After giving effect to the borrowings used to pay the purchase price of the Southeast Terminals, on December 31, 2007, we had approximately $132 million of borrowings outstanding under the Credit Facility.  Please see Item 2.03 of our Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 5, 2007 and July 18, 2007, respectively, for a description of the material terms and provisions of our Credit Facility, which information is incorporated herein by reference.

Item 8.01.  Other Events.

On December 26, 2007, our wholly owned subsidiary Razorback L.L.C., entered into, and on December 31, 2007 consummated the transactions contemplated by, a Purchase and Sale Agreement (the “Purchase Agreement”) with Rio Vista Energy Partners L.P. (“Rio Vista”), TMOC Corp. and TLP MEX L.L.C.  In accordance with the terms of the Purchase Agreement, we acquired Rio Vista’s terminal facility in Matamoros, Mexico, two pipelines from Brownsville, Texas to Matamoros, Mexico, with associated rights of way and easements and 47 acres of land, together with a permit to distribute liquefied petroleum gas (“LPG”) to Mexico’s state-owned petroleum company. The total purchase price for these LPG assets was approximately $11 million.

On December 31, 2007, TransMontaigne Partners L.P. issued a press release disclosing certain of the events set forth in this report.  The press release is filed as exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)	Financial Statements of Business Acquired.

Financial statements for the Southeast Terminals acquired and noted in Item 2.01 of this report are not available at this time and will be filed by amendment as soon as practicable, but not later than March 18, 2008.

(b)	Pro Forma Financial Information.

Pro forma financial information of the registrant reflecting the Southeast Terminals acquired and noted in Item 2.01 of this report is not available at this time and will be filed by amendment as soon as practicable, but not later than March 18, 2008.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
2.1	Facilities Sale Agreement, dated as of December 28, 2007, by and between TransMontaigne Product Services Inc. and TransMontaigne Partners L.P.

99.1	TransMontaigne Partners L.P. press release dated December 31, 2007.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSMONTAIGNE PARTNERS L.P.

	By:	TransMontaigne GP L.L.C., its general partner

Date: January 3, 2008	By:	/s/ Randall J. Larson
Randall J. Larson Chief Executive Officer

Exhibit Index

Exhibit No.	Description of Exhibit
2.1	Facilities Sale Agreement, dated as of December 28, 2007, by and between TransMontaigne Product Services Inc. and TransMontaigne Partners L.P.

99.1	TransMontaigne Partners L.P. press release dated December 31, 2007.